Exhibit A
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value US$0.0005, of MakeMyTrip Limited, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 15, 2011.

Dated: February 14, 2011	SB ASIA INVESTMENT FUND II L.P.
	By:	/s/ Andrew Y. Yan
		Name:	Andrew Y. Yan
		Title:	Director of SAIF II GP Capital Ltd., which is the General Partner of SAIF Partners II L.P., which is the General Partner of SAIF II GP L.P., which is the General Partner of SB Asia Investment Fund II L.P.

Dated: February 14, 2011	SAIF II GP L.P.
	By:	/s/ Andrew Y. Yan
		Name:	Andrew Y. Yan
		Title:	Director of SAIF II GP Capital Ltd., which is the General Partner of SAIF Partners II L.P., which is the General Partner of SAIF II GP L.P.

Dated: February 14, 2011	SAIF PARTNERS II L.P.
	By:	/s/ Andrew Y. Yan
		Name:	Andrew Y. Yan
		Title:	Director of SAIF II GP Capital Ltd., which is the General Partner of SAIF Partners II L.P.

Dated: February 14, 2011	SAIF II GP CAPITAL LTD.
	By:	/s/ Andrew Y. Yan
		Name:	Andrew Y. Yan
		Title:	Director of SAIF II GP Capital Ltd.